UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2013, Oasis Petroleum Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and Wells Fargo Securities, LLC, as representative of the several initial purchasers (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $1.0 billion in aggregate principal amount of the Company’s 6.875% senior unsecured notes due 2022 (the “Notes”). The Notes were sold at par, and resulted in net proceeds to the Company of approximately $983 million.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Information.

On September 10, 2013, the Company issued a press release announcing its intent to commence its private placement of the Notes. The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

Also on September 10, 2013, the Company issued a press release announcing the pricing of its private placement of the Notes. The Company is filing a copy of the press release as Exhibit 99.2 hereto, which is incorporated by reference into this Item 8.01.

Each of the press releases shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Purchase Agreement dated as of September 10, 2013 among the Company, the Guarantors and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

99.1	Press Release dated September 10, 2013, announcing the launch of the private placement.

99.2	Press Release dated September 10, 2013, announcing the pricing of the private placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: September 11, 2013	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Purchase Agreement dated as of September 10, 2013 among the Company, the Guarantors and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

99.1	Press Release dated September 10, 2013, announcing the launch of the private placement.

99.2	Press Release dated September 10, 2013, announcing the pricing of the private placement.